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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): August 16, 1999
                                                          ---------------


                         PROVIDENT AMERICAN CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Pennsylvania                    0-13591              23-2214195
------------------------------       ----------------       ------------------
 (State or other jurisdiction        (Commission File        (I.R.S. Employer
       of incorporation)                  Number)           Identification No.)





                2500 DeKalb Pike, Norristown, Pennsylvania 19401
                ------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report: N/A
         ---





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Item 5.  Other Events


The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of the Provident American Corporation ("the Company") and its subsidiaries, and the notes thereto, appearing in The Company's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding The Company's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements may involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, risks associated with brand development, competition, funding; need for additional capital, management of potential growth; new management team, dependence on key personnel, dependence on the Internet, dependence on strategic alliances with Internet providers, liability for information retrieved from the Internet, uncertain acceptance of the Internet as a medium for health insurance sales, risk capacity constrains; reliance on internally developed systems; system development risks, dependence on third party systems, rapid technological change, risk of system failure, dependence on key suppliers of insurance products, dependence upon third party claims administration services, changes in the insurance industry, insurance industry factors, health care reform legislation, government regulation and legal uncertainties, potential conflicts of interest, risk associated with the Year 2000 and absence of dividends. Any one or a combination of these factors could have a material adverse effect on The Company's business, financial condition and results of operations. These forward-looking statements represent The Company's judgment as of the date of this report. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


         Stock Purchase Agreement to Sell Provident Indemnity Life Insurance Company ("PILIC")


         On August 16, 1999 Provident American Corporation ("the Company" or "PAMCO") entered into a Stock Purchase Agreement to sell all of the outstanding shares of the common stock of the Company's wholly owned insurance subsidiary PILIC to AHC Acquisition, Inc. ("AHC"), a newly formed Pennsylvania business corporation. AHC is owned by Alvin H. Clemens, the Company's and PILIC's Chairman of the Board of Directors. Terms of the Stock Purchase Agreement require PAMCO, at or prior to closing, to pay $14.7 million to PILIC for PAMCO's purchase of PILIC's home office building, PAMCO's purchase of 545,915 shares of HealthAxis.com, Inc. Series A Preferred Stock ("the HealthAxis Stock") and a capital contribution. Upon the completion of the transaction AHC assumes the risk, uncertainty and responsibility for the operation of PILIC which has recognized significant losses in 1999 and recent years.








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         The terms of the Stock Purchase Agreement require PAMCO to purchase
PILIC's home office building for $4.7 million and PAMCO to purchase the HealthAxis Stock at a purchase price equal to $4.71 per share plus interest at the rate of 8% per annum thereon from the date of acquisition of such shares by PILIC through the date of such sale. The difference between the $14.7 million required payment amount and the sum of purchase price of the building and the HealthAxis Stock will be a capital contribution from PAMCO to PILIC to be paid at or before closing. In addition, the terms of the Stock Purchase Agreement require PAMCO to transfer 100,000 shares of the HealthAxis Stock to AHC together with registration rights previously granted to PILIC to AHC. The terms of the Stock Purchase Agreement further require the Company to assume all of PILIC's employees and related employee obligations and that PILIC shall have no employees at closing. The Company anticipates entering into an employee leasing arrangement with PILIC whereby PILIC will reimburse PAMCO for PAMCO's' out of pocket employee costs related to services provided on PILIC's behalf. The Stock Purchase Agreement provides that any cost associated with the termination of certain executives along with certain taxes incurred by PILIC prior to the effective date in connection with any of the transactions contemplated in the Stock Purchase Agreement shall be borne by the Company. Pursuant to the Stock Purchase Agreement closing is to occur on or before December 31, 1999 with an effective date of September 30, 1999. The Stock Purchase Agreement further requires the Company to lease to PILIC office space, furniture and equipment for a period of up to one year at no cost.

         The Stock Purchase Agreement includes various warranties, representations, covenants and conditions, including but not limited to certain non-compete and non-solicitation agreements with AHC regarding the future sale of health insurance products for a three-year period commencing on December 31, 1998 by licensed insurance agents of PILIC. Notwithstanding the foregoing, HealthAxis, and its affiliates (as defined therein) may freely solicit the sale of and distribute health and all other types of nsurance products on behalf of any person or entity through Internet websites, or other means of electronic commerce, including but not limited to, sales of such products on behalf of PILIC or AHC pursuant to the Individual Medical Products Carrier Partner Agreement among Provident American Life and Health Insurance Company ("PALHIC"), and HealthAxis dated December 29, 1998 and the Carrier Partner Agreement among PALHIC and HealthAxis dated December 14, 1998.

         The Stock Purchase Agreement requires the approval by the boards of directors and lenders of the Company, PILIC, and AHC and the shareholders of the Company. The Company anticipates that the transaction will close as soon as practical after receiving the appropriate approvals.

         Upon PAMCO's fulfillment of its obligations to PILIC prior to the closing, together with the completion of the closing, the Company will not have any liability with respect to PILIC's insurance business, capital and surplus, and business operations, except for the liability of PAMCO and its successors under the PAMCO Guaranty Agreement with the Reassurance Company of Hannover ("RCH"), the Stock Pledge Agreement with RCH, the Provident American Life and Health Insurance Company ("PALHIC") Purchase Agreement together with the ceding commission liability recorded on the Company's books in connection with agreements with RCH and the Company's obligation to lease to PILIC office space, furniture and equipment.









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         The Company further anticipates that the sale of PILIC will result in a loss, the amount of which will vary depending upon a number of factors, including but not limited to, the value ascribed to the HealthAxis Stock transferred AHC and PILIC's operating results between June 30, 1999 and the effective date of the sale. Had the sale been effective on June 30, 1999 the Company would have reported a realized loss on the sale of PILIC of approximately $13 million.

         The Company will need to raise capital through private offerings of either debt or equity securities which will be used for working capital and other general corporate purposes including the funding of the $14.7 million payment to PILIC.

         No assurances can be given as to whether or not the transactions will be completed or, if completed, the timing thereof, the receipt of required regulatory and contractual approvals and the completion of the necessary financing, including the terms thereof.


         Appointment of New President and Chief Executive Officer
         --------------------------------------------------------

         On August 16, 1999 the Company announced the appointment of Michael Ashker as the President and Chief Executive Officer of the Company. Mr. Ashker remains a member of the Company's Board of Directors and President and Chief Executive Officer of HealthAxis.com, Inc.

         Mr. Clemens continues to serve as the Company's Chairman of the Board of Directors, with responsibility for strategic planning as well as mergers and acquisitions, and will assume the role of Chairman of the Executive Committee.











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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Proforma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  The following exhibits are filed herewith:



S-K Item
Number              Description
--------            -----------

10.1 Stock Purchase Agreement, dated August 16, 1999, between Provident American Corporation ("the Company") and AHC Acquisition, Inc. ("AHC").
























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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         PROVIDENT AMERICAN CORPORATION



Date:       August 25, 1999          By:  /s/ Alvin H. Clemens
      ----------------------------        --------------------------------------
                                          Alvin H. Clemens
                                          Chairman of the Board



Date:       August 26, 1999          By:  /s/ Michael Ashker
      -----------------------------       --------------------------------------
                                          Michael Ashker
                                          President and Chief Executive Officer



Date:       August 25, 1999          By:  /s/ Francis L. Gillan III
      -----------------------------       --------------------------------------
                                          Francis L. Gillan III

                                          Chief Financial Officer and Treasurer





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                                  EXHIBIT INDEX


S-K Item
Number              Description
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10.1                Stock Purchase Agreement, dated August 16, 1999, between
                    Provident American Corporation ("the Company") and AHC
                    Acquisition, Inc. ("AHC").

























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